UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2019

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NVLN	the NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry Into a Material Definitive Agreement.

The information regarding the Restructuring Support Agreement (as defined below) and the Amended Shared Services Agreements (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03  Bankruptcy or Receivership.

On May 20, 2019, Aegerion Pharmaceuticals, Inc. and Aegerion Pharmaceuticals Holdings, Inc. (together, the “Debtors” or “Aegerion”), each a subsidiary of Novelion Therapeutics Inc. (the “Company” or “Novelion”), filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). The Debtors have filed a motion to have their Chapter 11 cases (collectively, the “Chapter 11 Cases”) jointly administered under the caption In re Aegerion Pharmaceuticals, Inc., et al. Each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

Restructuring Support Agreement

In contemplation of its potential bankruptcy filing and proposed restructuring and recapitalization under Chapter 11, on May 20, 2019, the Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with (a) the Company as holder of 100% of the outstanding equity interests of Aegerion and holder of 100% by principal amount of claims under the Amended and Restated Loan Credit Agreement dated as of March 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Intercompany Loan”), (b) the holders of 100% by principal amount under the Bridge Loan Credit Agreement dated as of November 8, 2018 (as amended, supplemented or otherwise modified from time to time, the “Bridge Loan”), (c) holders of in excess of 67% by principal amount of 2% Senior Unsecured Convertible Notes due August 15, 2019 (as amended, supplemented or otherwise modified from time to time, the “Convertible Notes”, (a), (b) and (c) collectively the “Consenting Lenders”), and (d) Amryt Pharma Plc (the “Plan Investor” and, collectively with the Consenting Lenders and the Debtors, the “RSA Parties”). In addition, on May 20, 2019, Aegerion and the Plan Investor entered into a Plan Funding Agreement (the “Plan Funding Agreement”) setting forth the terms and conditions of the acquisition by the Plan Investor of 100 percent of the outstanding new equity interests of Aegerion.

The Restructuring Support Agreement and the Plan Funding Agreement set forth, subject to certain conditions, the commitments and obligations of the Debtors, the Consenting Lenders and the Plan Investor to support the Debtors’ plan of reorganization (the proposed form of which is attached to the Restructuring Support Agreement, the “Plan”) and the acquisition of Aegerion by the Plan Investor.  The transactions contemplated by the Plan and the Plan Funding Agreement (the “Restructuring Transactions”) involve (among other things):

•                  The Plan Investor acquiring 100% of the outstanding new equity interests in recapitalized Aegerion;

•                  Ordinary equity of the Plan Investor representing 61.4% of the outstanding ordinary shares of the Plan Investor, after giving effect to the Restructuring Transactions but before giving effect to shares underlying the New Convertible Notes, the Deal Equity Raise (each as described below), ordinary shares that may be issuable in satisfaction of the CVR (described below) if the relevant milestones are achieved, and equity that is reserved for issuance under any management equity compensation plan adopted by the Plan Investor, will be distributed to certain existing creditors of Aegerion in complete or partial satisfaction of their claims, including in partial satisfaction of the claims of the holders of the existing Convertible Notes and in complete satisfaction of the Company’s  approximately $36 million claims on account of the Intercompany Loan;

•                  Pre-Restructuring Transaction shareholders of the Plan Investor owning 38.6% of the outstanding ordinary equity of the Plan Investor, after giving effect to the Restructuring Transactions but before giving effect to the equity underlying the New Convertible Notes, the Deal Equity Raise, and any equity issued on account of the CVRs and under any management equity compensation plan adopted by the Plan Investor;

•                  The equity interests of Aegerion held by the Company being terminated;

•                  Aegerion issuing $125 million of new 5% convertible notes (the “New Convertible Notes”).  The New Convertible Notes will be issued to certain existing creditors of Aegerion in satisfaction of their claims (and not for cash), including in satisfaction of a portion of the existing Convertible Notes, the approximately $22 million of “Roll Up Debt” under the Bridge Loan, and any amounts drawn down under Aegerion’s DIP Financing (defined below) that are not otherwise satisfied in cash at the closing of the Restructuring Transactions;

•                  Aegerion’s existing Bridge Loan in the original principal amount of $50 million, held by certain funds managed by and Athyrium Capital Management, LP (“Athyrium”) and Highbridge Capital Management, LLC (“Highbridge”), as well as the Plan Investor’s existing approximately €20 million (in principal) of secured debt, will be converted into new first-lien secured debt of Aegerion and the Plan Investor, which will have a cash interest rate of 6.5% per annum and an additional 6.5% PIK (Paid in Kind) and mature five years from the closing date of the Restructuring Transactions;

•                  The Plan Investor shareholders prior to the consummation of the Restructuring Transactions will receive a contingent value right (CVR) entitling them to receipt of proceeds of up to $85 million upon the occurrence of certain milestones related to the regulatory approval and commercialization of AP101, its late-stage development product candidate, with such payments to be made in loan notes or ordinary shares, at the election of its board;

•                  In connection with the closing of the Restructuring Transactions, the Plan Investor plans to raise $60 million through the issuance of new equity of the Plan Investor (the “Deal Equity Raise”). The proceeds from the Deal Equity Raise will be used as provided in the Plan to pay certain expenses and for general corporate purposes.  The new equity will be priced at a 20 percent discount to the Plan Investor’s implied valuation pro forma to the Restructuring Transaction with  $18 million of the new equity offered to certain Plan Investor shareholders and $42 million to certain creditors of Aegerion on a pro rata basis, including Novelion.  Certain of Aegerion’s bondholders, including Athyrium, Highbridge, UBS and Whitebox, have agreed to purchase any unsubscribed portion of the new equity;

•                  Aegerion intends to, and the Plan provides that Aegerion will, continue to fully honor all obligations to the U.S. Department of Justice, the U.S. Securities and Exchange Commission and other U.S. and state government agencies and courts, which obligations will not be impaired by the Restructuring Transactions;

•                  Aegerion intends to continue to pay all trade and other ordinary operating expenses that arise during the course of the Chapter 11 Cases and, upon consummation of the Restructuring Transactions, repay 100% of the trade claims;

•                  Under the terms of the Plan Funding Agreement, following the approval by the Court of certain provisions of the Plan Funding Agreement, Aegerion and its advisors will have a 55 day period to solicit alternative transactions that are superior, from a financial point of view, to the Restructuring Transactions.  Subject to the limitations of the Plan Funding Agreement¸ Aegerion is also entitled to respond to unsolicited proposals if Aegerion determines that such proposals are reasonably likely to result in a superior transaction.  Aegerion is entitled to terminate the Plan Funding Agreement in order to enter into a superior transaction, provided that it reimburses the Plan Investor for costs and expenses incurred in connection with the Restructuring Transactions (with a cap of $4,000,000) at the time of termination, and pays a termination fee of $11,850,000 upon the consummation of the superior transaction.  Approximately 34.3% of the Plan Investor’s existing shareholders have committed to supporting the Restructuring Transactions through written undertakings.

The Restructuring Support Agreement and the Plan Funding Agreement commit each of the RSA Parties to, among other things, and subject to certain conditions: (a) support and take all reasonably necessary and appropriate actions to obtain approval by the Court of the Plan and to effectuate the Restructuring Transactions, including voting in favor thereof, and (b) take no action that is inconsistent or is likely to interfere with the Restructuring Transactions.

The consummation of the Restructuring Transactions is subject to a number of conditions, including: approval of the Restructuring Transactions by the shareholders of the Plan Investor; approval of the independent shareholders of the Plan Investor in connection with the whitewash waiver granted by the UK Panel on Takeovers and Mergers; confirmation of the Plan by the Court; re-admission of the Plan Investor’s ordinary shares for trading on the AIM market of the London Stock Exchange plc; and other customary closing conditions.

Debtor-In-Possession Financing

The Debtors expect to enter into a $20 million super-priority debtor-in-possession multi-draw term loan facility (the “DIP Financing”) with Athryium and Highbridge on terms and conditions set forth in the DIP credit agreement and proposed DIP order filed with the Court. Upon approval by the Court and the satisfaction of the conditions set forth in the DIP credit agreement, the DIP Financing will provide the Debtors with liquidity that will be used to support the Restructuring Transactions.  Any portion of the DIP Financing that is drawn and not repaid in cash upon the closing of the Restructuring Transactions will be converted into a portion of the $125 million of New Convertible Notes discussed above. The Debtors have also negotiated with their existing secured lenders the terms of consensual use of cash collateral during the pendency of the Chapter 11 Cases.

Amended Shared Services Agreements

The Debtors entered into shared services agreements with the Company and Novelion Services USA, Inc., a subsidiary of the Company, dated as of December 1, 2016, but effective as of November 29, 2016 (the “Shared Services Agreements”), pursuant to which the Debtors provide to the Company and the Company provides to the Debtors, certain services, including, but not limited to administrative support, human resources, information technology support, accounting, finance, and legal services.

In connection with the execution of the Restructuring Support Agreement and to facilitate the Restructuring Transactions, the Debtors and the Company negotiated and executed an amendment to the Shared Services Agreements (together, the “Amended Shared Services Agreements”), which modified the Shared Services Agreements to provide, among other things, for Aegerion to make certain cash payments to the Company on account of certain services Novelion provided or will provide to Aegerion.  Pursuant to the Amended Shared Services Agreement, Aegerion has made a payment to Novelion of approximately $3.1 million and has committed to make additional cash payments of up to approximately $2 million. The Amended Shared Services Agreements provide Novelion with greater and more certain recoveries from Aegerion for the critical shared services Novelion provides.

The foregoing description is only a summary of the Restructuring Support Agreement, the Plan Funding Agreement and the Amended Shared Services Agreements, and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, the Plan Funding Agreement and the Amended Shares Services Agreements, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and which are incorporated by reference herein. The information in this Form 8-K is not intended to be, and should not in any way be construed as, a solicitation of votes for the Restructuring Transaction and the Plan, nor should the information contained herein or in the Restructuring Support Agreement be relied on for any purpose with respect to the Plan.

Item 2.04              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions constituted an event of default that accelerated the Debtors’ obligations under the Convertible Notes, the Bridge Loan and the Intercompany Loan. As a result of the Bankruptcy Petitions, the ability of the Debtors’ creditors, including the Company with respect to the Intercompany Loan, to seek remedies to enforce their respective rights against the Debtors under each such agreement are stayed and the creditors’ rights of enforcement in respect of each such agreement are subject to the applicable provisions of the Bankruptcy Code. Notwithstanding the general application of the automatic stay, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Item 7.01  Regulation FD.

A copy of the press release announcing the Company’s filing of the Bankruptcy Petitions is furnished with this report as Exhibit 99.1.

Aegerion and/or Novelion have entered into non-disclosure agreements with various stakeholders of Aegerion (collectively, the “Non-Disclosure Agreements”) in connection with the Restructuring Transactions.   Pursuant to the Non-Disclosure Agreements, certain of the counterparties thereto have been provided with confidential information regarding Aegerion, the Plan Investor and their respective businesses.  The Company is hereby publicly disclosing through this Current Report on Form 8-K certain of such information pursuant to the terms and conditions of the Non-Disclosure Agreements, which materials are attached hereto as Exhibit 99.2 (the “Confidential Information”).

The Confidential Information, including any financial projections and forecasts, was not prepared with a view toward public disclosure or compliance with the guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the Public Company Accounting Oversight Board and should not be relied upon to make an investment decision with respect to the Company, Aegerion, the Plan Investor or any other person or entity. The Confidential Information does not purport to present Aegerion’s, the Plan Investor’s or the combined company’s financial condition in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards. None of the Company’s, Aegerion’s or the Plan Investor’s independent registered public accounting firm has examined, compiled or otherwise applied procedures to the Confidential Information and, accordingly, does not express an opinion or any other form of assurance with respect to the Confidential Information. The inclusion of the Confidential Information should not be regarded as an indication that any person (including the Company, Aegerion or the Plan Investor) considers the Confidential Information to be a reliable prediction of future events, and the Confidential Information should not be relied upon as such. No person (including the Company, Aegerion and the Plan Investor) has made or makes any representation to any person regarding the actual performance and results of operation of Aegerion, the Plan Investor or the combined company, and the Company and Aegerion do not undertake any obligation to publicly update the Confidential Information to reflect circumstances existing after the date when the Confidential Information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Confidential Information are shown to be in error or no longer correct. The Confidential Information is subject to further review and revisions, and any changes resulting therefrom may be material.  The statements provided herein are subject to all of the cautionary statements and limitations described herein and under the caption “Forward Looking and Cautionary Statements.”

Beginning today, and throughout the course of the Chapter 11 Cases, the claims agent website at, http://cases.primeclerk.com/aegerion, will contain information regarding the Chapter 11 Cases.

Exhibit 99.1 and Exhibit 99.2  attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Information Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Restructuring Transactions is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Restructuring Transactions. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward Looking and Cautionary Statements

Certain statements in this report and in Exhibit 99.1 and Exhibit 99.2 constitute “forward-looking statements” within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable securities laws.  Any statements contained herein or therein which do not describe historical facts, including statements regarding expectations for the Restructuring Transactions and the Plan, the strategic evaluation process, Novelion’s business and goals, including of developing and bringing therapies to market and all information contained in the Confidential Information in Exhibit 99.2, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, Novelion’s ability to continue as a going concern, that Novelion will not realize the benefits of the Restructuring Transactions and/or the Plan, that the Debtors will not be able to successfully complete the Plan and

Restructuring Transactions, potential adverse effects of the Chapter 11 Cases; the Debtors ability to obtain timely approval by the Court with respect to motions filed in the Chapter 11 Cases; objections to the Restructuring Transactions, DIP Financing or other pleadings filed that could protract the Chapter 11 Cases; the effects of the Bankruptcy Petitions on Novelion and on the interest of various constituents, including holders of Novelion’s common stock; the Court’s ruling in the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases; the failure to achieve the projections and forecasts contemplated by the parties, including those set forth in the Confidential Information; and increased administrative  and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process, as well as those risks identified in Novelion’s filings with the SEC, including under the heading “Risk Factors” in Novelion’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 15, 2019, as amended, and subsequent filings with the SEC, available on the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect Novelion’s results of operations and cash flows, which would, in turn, have a significant and adverse impact on Novelion’s stock price. Novelion cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this report, Exhibit 99.1 or Exhibit 99.2, whether as a result of new information, future events or circumstances or otherwise.

Investors are cautioned that the interests of the Aegerion and its stakeholders may not always be aligned with those of Novelion or its shareholders.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated May 20, 2019 by and among, the Company, the Debtors, the Plan Investor, and the Consenting Creditors.
10.2	Plan Funding Agreement, dated May 20, 2019 by and among, Aegerion and the Plan Investor.
10.3#	Amendment to the Shared Services Agreements, dated May 20, 2019 by and among the Company, Novelion Services USA, Inc. and Aegerion.
99.1	Press Release, dated May 20, 2019 (furnished).
99.2	Additional Materials (furnished)

#      Certain information in this exhibit was omitted by means of redacting a portion of the text and replacing it with “[***]”. The Company has determined that the omitted information is (i) not material and (ii) would be competitively harmful is publicity disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

	By:	/s/ Benjamin Harshbarger
	Name:	Benjamin Harshbarger
	Title:	Interim Chief Executive Officer

Date: May 21, 2019